UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2010
Date of Report (Date of earliest event reported)

KURRANT MOBILE CATERING, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5310 15th avenue, suite 303, Montreal, Quebec	H1X 3G2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consultant Service Agreements

Effective August 1, 2010, Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”) entered into a three-month consultant service agreement (the “Lapointe Consultant Agreement”) with Louis Lapointe (“Lapointe”). In accordance with the terms and provisions of the Lapointe Consultant Agreement: (i) Lapointe will provide consultation to management regarding the integration of new business and revenue model specifics to new international business opportunities; and (ii) the Corporation shall issue to Lapointe an aggregate of  1,500,000 shares of its restricted common stock at a per share price of $0.001.

Effective August 1, 2010, the Corporation entered into a three-month consultant service agreement (the “Houle Consultant Agreement”) with Alaine Houle (“Houle”). In accordance with the terms and provisions of the Houle Consultant Agreement: (i) Houle will provide consultation to management regarding the analysis of business models and methods to increase liquidity; and (ii) the Corporation shall issue to Houle an aggregate of  1,500,000 shares of its restricted common stock at a per share price of $0.001.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective August 1, 2010, the Corporation entered into the Lapointe Consultant Agreement. The Board of Directors authorized the issuance of an aggregate of 1,500,000 shares to Lapointe at a per share price of $0.001. Effective August 1, 2010, the Corporation entered into the Houle Consultant Agreement. The Board of Directors authorized the issuance of an aggregate of 1,500,000 shares to Houle at a per share price of $0.001.
The  aggregate 3,000.000 shares of common stock were issued to two non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Lapointe and Houle acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Therefore, as of the date of this Current Report, there are approximately 162,054,254 shares of common stock issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Consultant Service Agreement dated August 1, 2010 between Kurrant Mobile Catering, Inc. and Louis Lapointe.
10.2  Consultant Service Agreement dated August 1, 2010 between Kurrant Mobile Catering, Inc. and Alaine Houle.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 30, 2010	KURRANT MOBILE CATERING, INC.
/s/Pierre Turgeon
Name: Pierre Turgeon Title: President/Chief Executive Officer